                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_|      Preliminary Proxy Statement
|_| Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|      Definitive Proxy Statement
|X|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to Rule 14a-12

                           CNL HOTELS & RESORTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|      No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)     Title of each class of securities to which transaction applies:

                 --------------------------------------------------------------
         (2)     Aggregate number of securities to which transaction applies:

                 --------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                 --------------------------------------------------------------
         (4)     Proposed maximum aggregate value of transaction:

                 --------------------------------------------------------------
         (5)     Total fee paid:

                 --------------------------------------------------------------
|_|      Fee paid previously with preliminary materials:
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)     Amount previously paid:
                 --------------------------------------------------------------
         (2)     Form, Schedule or Registration Statement No.:
                 --------------------------------------------------------------
         (3)     Filing Party:
                 --------------------------------------------------------------
         (4)     Date Filed:
                 --------------------------------------------------------------

                                           (CNL(TM) HOTELS & RESORTS, INC. LOGO)

                              ANSWERS TO QUESTIONS:

                           PROXY:

QUESTION:                  ANSWER:
---------                  -------
WHAT AM I BEING ASKED TO   At the Special Meeting, you are being asked to consider and vote upon
VOTE ON AT THE SPECIAL     the following matters:
MEETING?
                           -    I. The Amended Merger Proposal: the approval of the Amended Merger
(Question 1: pg 1)              between us and the Advisor, whereby the Advisor will be merged with and into Acquisition Sub, pursuant to the Amended Merger Agreement and we
Amended Merger Proposal:        will become self-advised;
(pgs 31 - 78)
                           -    II. The Majority Vote Charter Amendment Proposal: the approval of an
Majority Vote                   amendment and restatement of the Charter, which require the affirmative
Charter Proposal:               vote of holders of a majority of our outstanding common shares, to
(pgs 79 - 87)                   modify certain provisions to conform more closely to the charters of
                                Listed REITs, and, if the Amended Merger Proposal is approved and the
Two-Thirds Vote Charter         Amended Merger is consummated, to reflect that we have become
Proposal:                       self-advised; and
(pgs 88 - 90)
                           -    III. The Two-Thirds Vote Charter Amendment Proposal: the approval of (i)
                                other amendments and restatements of the Charter, which require the affirmative vote of the holders of at least two-thirds of our outstanding common shares, to modify certain other provisions to conform more closely to the charters of Listed REITs, and, if the Amended Merger
                                Proposal is approved and the Amended Merger is consummated, to reflect that we have become self-advised, and (ii) certain amendments to the
                                Bylaws to reflect corresponding conforming changes to the Bylaws, some of which require the affirmative vote of the holders of a majority of our outstanding common shares. The amendments to the Bylaws will only be made if our stockholders approve

                           the Two-Thirds Vote Charter Amendment Proposal and such amendments are implemented.

                           In addition, the proxy will be voted in the discretion of the proxy holders on any other matters that properly may be presented at the Special Meeting or any adjournment or postponement of the Special Meeting, including proposals to adjourn the Special Meeting with respect to proposals for which insufficient votes to approve were cast, and, with respect to such proposals, to permit further solicitation of proxies by the Board.

QUESTION:                  ANSWER:
---------                  -------
WHY ARE WE SOLICITING      In connection with our 2004 annual meeting of stockholders (the "2004 Annual
STOCKHOLDER APPROVAL OF    Meeting"), we requested and received your approval for our merger with the
A MERGER BETWEEN US AND    Advisor (the "Original Merger") pursuant to that certain Agreement and Plan
THE ADVISOR WHEN WE        of Merger, entered into as of April 29, 2004, as amended by that certain
PREVIOUSLY OBTAINED SUCH   First Amendment to Agreement and Plan of Merger, entered into as of June 17,
STOCKHOLDER APPROVAL AT    2004 (as so amended, the "Original Merger Agreement") and proposals to, among
OUR 2004 ANNUAL MEETING?   other things, amend and restate the Charter. Although we did not believe such approval of the Original Merger was necessary pursuant to the Charter and
(Question 2: pgs 1 - 2)    Maryland law, we believed it was appropriate to request that our stockholders approve the Original Merger primarily because certain of our directors and
Background of the          officers have interests in the Original Merger that potentially conflict with
Amended Merger Proposal    your interests. Your approval of the Original Merger and the amendments to
and Proceedings of the     the Charter was solicited in conjunction with our proposed concurrent firm
Special Committee          commitment underwritten offerings of our common shares and preferred shares
and the Board:             ("Underwritten Offerings") and a listing of those shares on a national
(pgs 36 - 39)              securities exchange or over-the-counter market (a "Listing," or as circumstances require, "Listed" or "List"). Due to market conditions, we
Legal Proceedings:         decided not to proceed at that time with an Underwritten Offering or a
(pgs 75 - 77)              Listing.

                           After the approval of the Original Merger and, in part, as a result of having postponed the proposed Underwritten Offerings with the related impact on our business plan, we and the Advisor determined not to pursue the
                           Original Merger and to attempt to renegotiate the terms and conditions of the
                           Original Merger. In addition, on August 16, 2004, a class action lawsuit was filed against, among others, us, certain of our present and former directors, and the Advisor alleging, in connection with the Original Merger and certain of our best efforts offerings: (i) improper accounting practices; (ii)
                           conflicts of interest and self-dealing that resulted in excessive fees being paid to the Advisor, the overpayment for certain properties which we acquired, and with respect to the proposed Original Merger; (iii) that our proxy statement for our 2004 Annual Meeting and certain registration statements and prospectuses contained materially false and misleading statements; and (iv) that the individual defendants and the Advisor breached their fiduciary duties (the "Class Action Lawsuit"). For a discussion of the
                           Class Action Lawsuit proceedings, see "Proposal I -- The Amended Merger
                           Proposal -- Legal Proceedings." Subsequently, we, the Special Committee (as
                           such term is defined in Question 7) and the Advisor continued to evaluate the
                           Original Merger and our alternatives. As you may recall, the Board formed the
                           Special Committee in connection with the Original Merger to make a recommendation to our entire Board as to whether or not to pursue the
                           Original Merger and, if so, on what terms and conditions. The Special
                           Committee and the Advisor began a process of considering and negotiating the terms of an amended and restated merger agreement for the merger between us and the Advisor, whereby the Advisor would be merged with and into our wholly-owned acquisition subsidiary. For a summary of the proceedings of the
                           Special Committee, see "Proposal I--The Amended Merger Proposal -- Background
                           of the Amended Merger Proposal"; and "-- Proceedings of the Special Committee
                           and The Board." As a result of these discussions, the parties to the Original
                           Merger Agreement (other than Paul H. Williams, who no longer is a stockholder or employee of the Advisor) have agreed to amend and restate the Original
                           Merger Agreement on the revised terms and conditions set forth in Amended
                           Merger Agreement. Because the terms and conditions of the Original Merger
                           Agreement have been amended and restated and, for the same reasons that we determined to solicit stockholder approval in connection with the Original Merger, we have determined that it is appropriate to solicit the approval of our stockholders for the Amended Merger Proposal at the Special
                           Meeting.

QUESTION:                  ANSWER:
---------                  -------
WHY HAS THE AMENDED        Since we began operations in 1997, the Advisor has provided the management
MERGER BEEN PROPOSED?      and advisory services necessary for our business. Based upon our current size, in terms of our total assets, and our portfolio of hotel and resort
(Question 3: pgs 2 - 3,    properties, and the resulting scope of our operations, we believe that we
14, 35 - 36, 39 - 42)      have achieved a sufficient critical mass to support a self-advised structure.
                           We believe that the acquisition of the Advisor will provide us with an experienced management team with industry expertise, management capabilities and unique knowledge of our assets and development. Further, as described more fully in Question 4, we want to retain certain key employees of the
                           Advisor as they have been, and are expected to continue to be, instrumental in our growth and key to our relationships including those with our hotel and resort operators, lenders, and other service providers. If we consummate the
                           Amended Merger, certain of the Advisor's officers will become our officers and its other employees at that time are expected to become our employees. We have entered into employment agreements with each of Mr. Thomas J. Hutchison
                           III, director and Chief Executive Officer, Mr. John A. Griswold, director and
                           President and Chief Operating Officer, Mr. C. Brian Strickland, Executive
                           Vice President, Chief Financial Officer and Treasurer, Mr. Barry A.N. Bloom,
                           Senior Vice President of Portfolio Management and Administration, each of which will become effective upon consummation of the Amended Merger
                           (collectively, the "Employment Agreements"). Directly employing these individuals will also allow us to incentivize them in order to help us retain them. We believe that the Amended Merger will result in cost savings over time, including after giving effect to the compensation charge attributable to non-performance based stock grants under the

                           Employment Agreements, as we eliminate the fees we presently pay for being externally managed and instead pay the costs and overhead attributable to having our own employees and related infrastructure, although there can be no assurances that these cost savings will be realized. Also, we believe that by issuing our common shares to stockholders of the Advisor in the Amended
                           Merger, some of whom are key employees of the Advisor and are expected to become our employees if the Amended Merger is consummated, and in connection with the Employment Agreements, we will more directly align such stockholders' interests with those of our current stockholders.

                           Under the Charter, if a Listing does not occur by December 31, 2007, we are required to liquidate our assets in an orderly fashion. It is our present intention to complete a Listing on or before December 31, 2007. We believe that such a future Listing would be in the best interests of our stockholders. Although we believe that an externally-advised structure was appropriate for our initial operations, REITs whose securities are publicly traded and listed on The New York Stock Exchange, Inc. ("NYSE") are predominantly self-advised. In this regard, we believe the internalization of the Advisor in advance of any such Listing is an important step in the process of becoming Listed. In addition, completing the internalization of the Advisor in the near-term will provide us with the flexibility to complete a Listing at an appropriate time. Further, in the event our shares are
                           Listed, we believe that public equity investors and market analysts could view us less favorably if we remain externally-advised, and as a result our shares could trade at a discount to other Listed REITs. For these reasons, we have determined that the internalization of the Advisor through the Amended
                           Merger would be in our best interests and the best interests of our stockholders. Although it is our present intention to List our common shares, there can be no assurance that we will determine to List or that market conditions will be appropriate for a Listing. Even if a Listing occurs in the future, we cannot assure you that an active trading market for our common shares will develop or, if it develops, that any such market will be sustained or at what price our common

                           shares will trade.

                           For the foregoing reasons, we believe that it is important to become self-advised. For additional reasons why the Amended Merger has been proposed, see "Proposal I -- The Amended Merger Proposal -- Reasons for
                           Becoming Self-Advised"; "-- Background of the Amended Merger Proposal"; and
                           "-- Recommendations of the Special Committee and the Board of Directors."

QUESTION:                  ANSWER:
---------                  -------
WHY DON'T WE SIMPLY        We entered into a renewal agreement with the Advisor, dated as of March 30,
TERMINATE THE ADVISORY     2006 (the "2006 Renewal Agreement"), pursuant to which the advisory
AGREEMENT WITH THE         agreement, dated as of April 1, 2004 (the "2004 Advisory Agreement"), was
ADVISOR AND OBTAIN         renewed for an additional three-month period commencing on April 1, 2006 and
ANOTHER EXTERNAL           ending on June 30, 2006 (the 2004 Advisory Agreement as amended by the
ADVISOR?                   renewal agreement entered into with the Advisor on March 31, 2005 and the
                           2006 Renewal Agreement, the "Advisory Agreement"). The Advisory Agreement may
(Question 4: pgs 3,        be renewed on the current or other terms at the end of this period. Under the
31 - 35)                   terms of the Advisory Agreement, the Advisor has responsibility for our day-to-day operations, including locating, analyzing, structuring and negotiating investment opportunities for us, arranging for financing and refinancing, engaging third parties to perform services for us, administering our bookkeeping and accounting functions, providing other administrative services, serving as our consultant in connection with policy decisions to be made by the Board, providing asset management services with respect to our properties and rendering other services as the Board deems appropriate.
                           Further, the Advisor provides us with access to key employees, a license to use the CNL brand and other proprietary assets. We believe that a termination of the Advisory Agreement would cause a significant disruption to our business affairs. If we were to terminate the Advisory Agreement, we would need to identify and hire another qualified advisor or a full staff of employees to perform all of the services currently provided by the Advisor and it would likely require significant effort over a considerable period of time to find another

                           qualified advisor or fill all of these positions. In addition, there was no assurance that the Advisor's employees would have become our employees absent the Amended Merger. Even if we were able to hire the necessary employees, there is no assurance that these employees would be as knowledgeable and experienced as the Advisor's personnel. Moreover, they would lack the background of having dealt with us since our inception, and may not have the close business relationships with the hotel and resort brands with which we affiliate or with the related management companies, lenders, and other service providers. We are unable to assess the impact, if any, of the loss of the use of the CNL brand and other proprietary assets provided by the
                           Advisor. By acquiring the Advisor, we would reduce any disruption to our business affairs, as the Advisor's personnel will then become our employees.
                           We believe the risks and challenges of a potential disruption from terminating this arrangement would be particularly ill-advised as our portfolio performance gains momentum during the current period of market growth in the lodging industry. Furthermore, by issuing common shares to the stockholders of the Advisor in connection with the Amended Merger, many of whom are also the Advisor's personnel, we believe we will more directly align such stockholders' interests with those of our current stockholders.

                           We have the right to terminate the Advisory Agreement upon 60 days written notice to the Advisor by a majority vote of our "Independent Directors" (as such term is defined in Question 8). In addition, upon satisfaction of certain performance criteria, a performance fee would be payable to the
                           Advisor upon termination of the Advisory Agreement. If the Advisory Agreement
                           was terminated as of the date of this proxy statement, the performance criteria would not have been satisfied, and accordingly, no performance fee would have been payable to the Advisor under the terms of the Advisory
                           Agreement. However, such performance fee could become payable in the future under the terms of the Advisory Agreement.

                           For a detailed discussion concerning the Advisor and the Advisory Agreement, see "Proposal I -- The Amended Merger Proposal-- The Advisor and the

                           Advisory Agreement."

QUESTION:                  ANSWER:
---------                  -------
WHY AREN'T WE CONDUCTING   As discussed above, we believe that the completion of the internalization of
AN UNDERWRITTEN OFFERING   the Advisor is a necessary step in the process of becoming Listed, with or
OR A LISTING IN            without a concurrent underwritten offering. In addition, we believe that our
CONNECTION WITH THE        continued focus on the stabilization of our portfolio, especially with regard
AMENDED MERGER AS WE HAD   to certain of our properties which we have been repositioning and/or
PROPOSED TO DO IN          renovating, is necessary to provide us with the flexibility to successfully
CONNECTION WITH THE        complete a Listing in the future. We believe that the internalization of the
ORIGINAL MERGER?           Advisor and continued stabilization of our portfolio will enhance our ability to successfully complete a Listing in the future. Since the determination as
(Question 5: pg 4)         to the appropriate time to proceed with a Listing is primarily driven by market demand and conditions, it is our intent to position ourselves to respond to market conditions reasonably promptly. We may undertake an underwritten offering or may List at any time after consummation of the
                           Amended Merger. It is our present intention to complete a Listing prior to
                           December 31, 2007. Accordingly, we are soliciting your approval of the
                           Amended Merger Proposal, the Majority Vote Charter Amendment Proposal and the
                           Two-Thirds Vote Charter Amendment Proposal, in part, because we believe that the implementation of these proposals will allow us to compare more favorably with Listed REITs in the event of a Listing.

QUESTION:                  ANSWER:
---------                  -------
WHAT IS THE EFFECT OF      If the conditions to the consummation of the Amended Merger are satisfied,
THE AMENDED MERGER?        including approval of the Amended Merger by our stockholders and certain other conditions, certain of which are waivable by us in our sole discretion,
(Question 6: pgs 4 - 5,    the Advisor will merge with us by merging with and into Acquisition Sub. As a
35 - 36, 47 - 75)          result of the Amended Merger, Acquisition Sub will be the surviving company
                           (the "Surviving Company") and will remain our wholly-owned subsidiary, and we
Risk Factors:              will become self-advised. Accordingly, we no longer will pay any advisory or
(pgs 19 - 20, 21)          other fees under the Advisory Agreement. We will, however, be obligated to pay fees under a transition services agreement that we will enter into with CNL Financial Group, Inc. ("CFG") or one of its Affiliates
                           (as defined in the proxy statement) in connection with the Amended Merger, the form of which has been agreed upon and approved by the Special Committee and the Board. In addition, we will pay directly for the overhead that the
                           Advisor incurred prior to the Amended Merger in providing such services to
                           us.

                           In the Amended Merger, all of the outstanding shares of capital stock of the
                           Advisor will be converted into the right to receive 3.6 million of our common shares, which total number of shares was calculated by dividing $72 million by the Per Share Price, and all of the outstanding shares of capital stock of the Advisor shall thereupon cease to be outstanding and shall be canceled, retired and cease to exist. Under the Amended Merger Agreement, the parties agreed that the "Per Share Price" for our shares to be issued in the Amended
                           Merger would be $20 per share, subject to adjustment in certain limited circumstances. In addition, at the closing of the Amended Merger, (i) if the
                           Closing Date (as defined in the proxy statement) is on or before June 30,
                           2006, we will assume and repay a promissory note issued by the Advisor to
                           Five Arrows Realty Securities II L.L.C. ("Five Arrows") (which note, as of the date of this proxy statement, has an outstanding principal balance of
                           $7.750 million) (the "Five Arrows Note"), or (ii) if the Closing Date is
                           after June 30, 2006, we will assume and repay a promissory note to be issued by the Advisor to CNL Real Estate Group, Inc. ("CREG") or its Affiliate (as
                           defined in the proxy statement) in the principal amount of $7.625 million
                           (the "Advisor Affiliate FARS Note"). The Advisor Affiliate FARS Note, if
                           issued, will evidence a loan made by CREG or its Affiliate to the Advisor solely to enable the Advisor to pay the final principal installment under the
                           Five Arrows Note due on June 30, 2006. As a result of the Amended Merger, certain of our officers and directors and their respective Affiliates who own interests in the Advisor will receive our common shares (and cash in lieu of any fractional shares). Upon consummation of the Amended Merger, certain of the Advisor's officers will become our officers, and its other employees at that time are expected to become our employees. If the Amended
                           Merger is consummated, the Advisory Agreement will be terminated and we will become self-advised. See "Proposal I --The Amended Merger Proposal -- Reasons
                           for Becoming Self-Advised"; "-- Background of the Amended Merger Proposal";
                           and "--Description of the Amended Merger."

                           In the event that the Amended Merger is consummated, your ownership of our common shares will be diluted as a result of the new issuance of 3.6 million of our common shares to the stockholders of the Advisor (representing approximately 2 percent of our outstanding common shares as of the date of the proxy statement). In addition, we have entered into the Employment
                           Agreements, pursuant to which we will issue long-term incentive stock awards in the form of stock units under the terms of an omnibus program to be administered by our Compensation Committee. To the extent such awards vest, you will be subject to additional dilution of your ownership interest. The
                           Employment Agreements will be effective as of the effective time of the
                           Amended Merger. See "Risk Factors -- Our Earnings Per Share Will Decrease as
                           a Result of the Amended Merger"; and "-- Certain of Our Officers and
                           Directors Have Potential Conflicts of Interests."

QUESTION:                  ANSWER:
---------                  -------
HOW WAS THE AMOUNT OF      The consideration for the Amended Merger was determined based upon
THE CONSIDERATION FOR      negotiations between the Special Committee (as defined below) and the
THE AMENDED MERGER         Advisor, in consultation with their respective financial advisors and legal
DETERMINED?                counsel. Certain of our directors also serve on the board of directors of the
                           Advisor, all of our officers are also officers of the Advisor, and certain of
(Question 7: pgs 5,        our directors and officers, directly or indirectly, hold shares of the
12 - 13)                   capital stock of the Advisor that, in the aggregate, constitute more than a majority of the outstanding capital stock of the Advisor. These relationships
Proceedings and            result in such Board members and officers having interests in the
Recommendations of the     consummation of the Amended Merger that potentially conflict with your
Special Committee and      interests and the interests of our company. Accordingly, the Board
the Board:                 established a special committee, which currently consists of Jack F.
(pgs 36 - 41)

Opinion of Lehman

Brothers:                  Kemp, Craig M. McAllaster and Robert E. Parsons, Jr., three of our
(pgs 42 - 47)              "Independent Directors" (as such term is defined in Question 8) (the "Special
                           Committee"). The members of the Special Committee have no economic interest in the consummation of the Amended Merger. The Special Committee was
                           authorized to:

                           -    review and evaluate the terms and conditions of the Amended Merger
                                Agreement and determine the continued advisability of our acquisition of the Advisor;

                           -    if the Special Committee deems it appropriate or advisable, negotiate the price, structure, form, terms and conditions of any such transaction and of any definitive agreements in connection therewith;

                           -    determine whether any such transaction is fair to, and in the best interests of, our company and our stockholders and make a recommendation to the Board; and

                           -    hire such independent legal counsel, financial and other advisors and agents as the Special Committee deems necessary or desirable to evaluate any such transaction.

                           Pursuant to this authority, the Special Committee retained Lehman Brothers
                           Inc. ("Lehman Brothers") to advise the Special Committee as to whether the consideration to be paid by us in the Amended Merger, is fair, from a financial point of view, to us. Lehman Brothers also advised, and rendered a fairness opinion to, the Special Committee in connection with the Original
                           Merger. The consideration in the Amended Merger consists of the Amended
                           Merger Consideration (as defined in "Summary of the Amended Merger --
                           Consideration to be Paid in the Amended Merger") and the assumption and repayment of the Five Arrows Note or the Advisor Affiliate FARS Note, as the
                           case may be. After receipt of the written opinion from Lehman Brothers (the
                           "Lehman Brothers Opinion" or the "Opinion") that, as of April 3, 2006, and based upon and subject to certain matters stated therein, the consideration to be paid by us in the Amended Merger, is fair to us from a financial point of view, and after due deliberation and consideration of various other factors, the Special Committee unanimously recommended to the Board that it approve the Amended Merger Agreement, the Amended Merger and the documents and transactions expressly contemplated by the Amended Merger Agreement.
                           After careful consideration and upon the recommendation of the Special
                           Committee, the Board approved the Amended Merger Agreement, the Amended
                           Merger and the other documents and transactions expressly contemplated by the
                           Amended Merger Agreement (with Messrs. Seneff, Bourne, Hutchison and
                           Griswold, each of whom directly or indirectly owns stock of the Advisor, recusing himself and abstaining from voting). The Board and the Special
                           Committee believe that the terms of the Amended Merger Agreement, the Amended
                           Merger and the other transactions expressly contemplated by the Amended
                           Merger Agreement are advisable, fair and reasonable and in our best interests and the best interests of our stockholders

QUESTION:                  ANSWER:
---------                  -------
HOW DO YOU DETERMINE WHO   The definition of "Independent Director" is contained in the Charter and
IS AN "INDEPENDENT         means a director who is not, and within the last two years has not directly
DIRECTOR" FOR PURPOSES     or indirectly been, associated with the Advisor by virtue of:
OF MEMBERSHIP ON THE
SPECIAL COMMITTEE?         -    ownership of an interest in the Advisor or its Affiliates;

(Question 8: pg 6)         -    employment by the Advisor or its Affiliates;

                           -    service as an officer or director of the Advisor or its Affiliates;

                           -    the performance of services, other than as a director, for us;

                           -    service as a director or trustee of more than three REITs advised by the
                                Advisor; or

                           -    maintenance of a material business or professional relationship with the
                                Advisor or any of its Affiliates.

                           An indirect relationship includes circumstances in which a director's spouse, parents, children, siblings, mothers- or fathers-in-law or sons- or daughters-in-law, or brothers- or sisters-in-law are or have been associated with the Advisor, any of its Affiliates, or us. A business or professional relationship is considered material if the gross revenue derived by the director from the Advisor and its Affiliates exceeds 5 percent of either the director's annual gross revenue during either of the last two years or the director's net worth on a fair market value basis.

                           The term "Affiliate," as used in the proxy statement, means:

                           -    any person or entity directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another person or entity;

                           -    any person or entity directly or indirectly owning, controlling, or holding, with power to vote 10 percent or more of the outstanding voting securities of another person or entity;

                           -    any officer, director, partner, or trustee of such person or entity;

                           -    any person 10 percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other person; and

                           -    if such other person or entity is an officer, director, partner, or trustee of a person or entity, the person or entity for which such person or entity acts in any such capacity.

QUESTION:                  ANSWER:
---------                  -------
WHAT RIGHTS WILL I HAVE    You can vote against the Amended Merger by indicating a vote against the
IF I OPPOSE THE AMENDED    Amended Merger either on your proxy card and signing and mailing your proxy
MERGER?                    card, or by providing authorization of your proxy over the Internet (pursuant to the instructions on the proxy card), or by telephone, or by voting against
(Question 9: pgs 6 - 7)    the Amended Merger in person at the Special Meeting. Under Maryland law, you will not be entitled to appraisal rights in connection with the Amended
Appraisal Rights:          Merger and accordingly, to the extent you object to the Amended Merger
(pgs 17, 69, 86, 89,       Proposal, you will not have the right to have a court judicially determine
158 - 159)                 and to receive, a fair value for your common shares under the provisions of
                           Maryland law governing appraisal rights. Under Maryland law, you will be
Appendix D                 entitled to rights of appraisal

                           with respect to the Two-Thirds Vote Charter Amendment Proposal. Accordingly,
                           to the extent you object to the Two-Thirds Vote Charter Amendment Proposal, do not vote in favor of the proposal and otherwise comply with the relevant statutory provisions of Maryland law governing appraisal rights, you will have the right to have a court judicially determine, and you will receive, the fair value for your common shares. Further, after consultation with
                           Majority Vote Charter Amendment Proposal. However, because we are not aware of any applicable authority as to whether such is the case, to the extent you wish to make your own determination of whether you have rights of appraisal with respect to the Majority Vote Charter Amendment Proposal, we encourage you to consider applicable Maryland law and to consider engaging Maryland counsel. If you believe that you have appraisal rights with respect to the
                           Majority Vote Charter Amendment Proposal, in order to exercise such rights, if such rights are available, you must not vote in favor of the proposal and must comply with the conditions established under applicable Maryland law. We reserve the right to challenge your determination, if any, as to whether rights of appraisal exist in connection with the Majority Vote Charter
                           Amendment Proposal. Further, we reserve the right not to present to the stockholders or to implement either or both of the Charter Amendment
                           Proposals in the event holders of 1 percent or more of our common shares outstanding as of the Record Date assert rights of appraisal with respect to any such proposal or with respect to the Charter Amendment Proposals generally. For a discussion regarding your appraisal rights, see "Explanation
                           Of Maryland Appraisal Rights Statute." See also Appendix D to the proxy statement, which sets forth the relevant statutory provisions.

QUESTION:                  ANSWER:
---------                  -------
WHAT VOTE IS REQUIRED TO   Although we do not believe approval of the Amended Merger is necessary
APPROVE THE AMENDED        pursuant to the Charter or Maryland law, we believe it is appropriate to
MERGER?                    solicit stockholder approval of the Amended Merger primarily because certain of our directors and officers have interests in the Amended Merger that
(Question 10: pgs 7,       potentially conflict with

77 - 78)                   your interests. Approval of the Amended Merger will be satisfied by the affirmative vote of at least a majority of the votes cast on the Amended
                           Merger by holders of our common shares entitled to vote thereon (other than our common shares owned of record or beneficially by the Advisor, its officers or directors, our officers or directors, or any of their respective
                           Affiliates, as explained in the next paragraph), provided that the total votes cast with respect to the Amended Merger represent over 50 percent of our common shares entitled to vote on the Amended Merger. If the required stockholder approval is not received, then the Amended Merger will not be consummated.

                           The Advisor owns 10,000 of our outstanding common shares. In addition, a company owned and controlled by Messrs. Seneff and Bourne owns 12,500 of our common shares. The Charter provides that, with respect to our common shares owned by the Advisor, its officers or directors, our officers or directors, or any of their respective Affiliates, none of the Advisor, its officers or directors, our officers or directors, or any of their respective Affiliates may vote or consent on matters submitted to our stockholders with regard to, among other things, transactions between us and the Advisor. Therefore, such shares may not and will not be voted on the Amended Merger Proposal.

QUESTION:                  ANSWER:
---------                  -------
WHEN DO YOU EXPECT THE     We anticipate consummating the Amended Merger within five business days
AMENDED MERGER TO BE       following the satisfaction or waiver of the conditions to the Amended Merger
CONSUMMATED?               set forth in the Amended Merger Agreement or on such other date agreed upon by us and Mr. Seneff, the representative of the stockholders of the Advisor
(Question 11: pgs 7,       (the "Representative").
16, 48)

QUESTION:                  ANSWER:
---------                  -------
WHY IS THE BOARD           The Charter contains a number of provisions that impose guidelines on
RECOMMENDING THAT THE      transactions between us and the Advisor and our and its respective
CHARTER AND BYLAWS BE      Affiliates. As discussed elsewhere in the proxy statement, if the Amended
                           Merger is consummated, the separate existence of the Advisor will

AMENDED AND RESTATED TO    cease, its operations will become part of our business and we will become
MODIFY CERTAIN             self-advised. Accordingly, if the Majority Vote Charter Amendment Proposal is
PROVISIONS TO CONFORM      approved and the Amended Merger is consummated, the provisions in the Charter
MORE CLOSELY TO THE        relating to the Advisor, its Affiliates and to transactions and relations
CHARTERS AND BYLAWS OF     between us and the Advisor and its Affiliates will no longer be applicable.
LISTED REITS, AND, IF
THE AMENDED MERGER         In addition, the Charter contains certain limitations and restrictions, which
PROPOSAL IS APPROVED AND   the Board believes restrict and could possibly prevent us from pursuing
THE AMENDED MERGER IS      favorable investment opportunities in the future, which would be removed if
CONSUMMATED, TO REFLECT    the Charter Amendment Proposals are approved. These limitations/restrictions
THAT WE HAVE BECOME        were mandated by the Statement of Policy Regarding Real Estate Investment
SELF-ADVISED?              Trusts published by the North American Securities Administrators Association
                           (the "NASAA REIT Guidelines") and were previously applicable during the time
(Question 12:              we raised funds without listing our securities on a national securities
pgs 7 - 8)                 exchange or over-the-counter market. Because we do not plan to conduct any best-efforts public stock offerings prior to Listing, these provisions will
Majority Vote Charter      no longer be required. We may, however, undertake an under-written offering
Proposal:                  or List at any time after the consummation of the Amended Merger. Since
(pgs 79 - 87)              Listed REITs generally are not bound by similar limitations and restrictions, these limitations/restrictions could impair our ability to compete
Two-Thirds Vote Charter    effectively for investments and management talent. Accordingly, the Board
Proposal:                  believes such limitations and restrictions should be removed so that we can
(pgs 88 - 90)              be governed by a charter that is similar to the charters of Listed REITs.
                           Therefore, if either of the Charter Amendment Proposals is approved, we will be permitted to implement such proposal at the time of Listing, even if the
                           Amended Merger Proposal is not approved. Further, if the Two-Thirds Vote
                           Charter Amendment Proposal is approved, certain stockholder voting provisions contained in the Charter will no longer be applicable. Although the amendments to the Charter contained in the Two-Thirds Vote Charter Amendment
                           Proposal reduce or otherwise eliminate certain voting rights that you currently have, we are of the view that these proposed amendments will provide greater flexibility with

                           respect to the implementation of our business plan and will make us more competitive with Listed REITs. In addition, certain amendments to the Charter require that our Bylaws be amended in order to eliminate any potential conflict between the Charter and Bylaws resulting from the proposed amendments to the Charter. For additional explanation of the amendments to the Charter and Bylaws, see "Proposal II--The Majority Vote Charter Amendment
                           Proposal"; and "Proposal III--the Two-Thirds Vote Charter Amendment
                           Proposal."

QUESTION:                  ANSWER:
---------                  -------
WHY ARE WE SOLICITING      Although our stockholders previously approved the Majority Vote Charter
STOCKHOLDER APPROVAL OF    Amendment Proposal and the Two-Thirds Vote Charter Amendment Proposal at our
THE CHARTER AMENDMENT      2004 Annual Meeting, because the approval of such proposals was solicited in
PROPOSALS WHEN WE          connection with the Original Merger and the proposed concurrent Underwritten
PREVIOUSLY OBTAINED SUCH   Offerings and Listing, we determined that it is appropriate to again solicit
STOCKHOLDER APPROVAL AT    the approval of our stockholders for the Majority Vote Charter Amendment
OUR 2004 ANNUAL MEETING?   Proposal and the Two-Thirds Vote Charter Amendment Proposal at the Special
                           Meeting. The Charter Amendment Proposals have not substantively changed since
(Question 13: pg 8)        they were approved by our stockholders at our 2004 Annual Meeting, with the exception that the December 31, 2007 deadline for us to List or commence an
Majority Vote              orderly liquidation of all our assets will remain a provision in the Charter.
Charter Proposal:          The Charter Amendment Proposals that were approved at our 2004 Annual Meeting
(pgs 79 - 87)              included the removal of the List or liquidate deadline because the approval of such proposals was solicited in connection with a proposed Listing. We are
Two-Thirds Vote Charter    not proposing that the deadline be removed from the Charter in the Charter
Proposal:                  Amendment Proposals contained in the proxy statement because, although it is
(pgs 88 - 90)              our present intention to List our shares prior to December 31, 2007, there can be no assurance as to when or if we will do so.

QUESTION:                  ANSWER:
---------                  -------
WHAT VOTES ARE REQUIRED    The affirmative vote of holders of a majority of our outstanding common shares
TO APPROVE                 is required to approve the Majority Vote Charter Amendment

THE CHARTER                Proposal. The affirmative vote of holders of at least two-thirds of our
AMENDMENT PROPOSALS?       outstanding common shares is required to approve the Two-Thirds Vote Charter
                           Amendment Proposal.
(Question 14: pg 8)

Majority Vote
Charter Proposal:
(pg 87)

Two-Thirds Vote Charter
Proposal:
(pg 90)

QUESTION:                  ANSWER:
---------                  -------
HOW DOES THE BOARD         The Board recommends that you vote "FOR" (i) the Amended Merger Proposal,
RECOMMEND THAT I VOTE ON   (ii) the Majority Vote Charter Amendment Proposal, and (iii) the Two-Thirds
EACH OF THESE VARIOUS      Vote Charter Amendment Proposal. In addition, the Board also requests that
PROPOSALS AT THE SPECIAL   you give us your proxy to vote in the discretion of the proxy holders on any
MEETING?                   other matters that properly may be presented at the Special Meeting, including proposals to adjourn the Special Meeting with respect to those
(Question 15: pg 8)        proposals for which insufficient votes to approve were cast, and with respect to such proposals, to permit further solicitation of proxies by the Board.
Amended Merger Proposal:
(pgs 18, 41- 42, 78)

Majority Vote
Charter Proposal:
(pg 87)

Two-Thirds Vote Charter
Proposal:
(pg 90)

QUESTION:                  ANSWER:
---------                  -------
WHO IS ENTITLED TO VOTE    Only holders of record of our common shares at the close of business on April
AT THE SPECIAL MEETING?    20, 2006, the Record Date for the Special Meeting, will be entitled to vote at the Special Meeting.
(Question 16: pg 9)

QUESTION:                  ANSWER:
---------                  -------
HOW MANY SHARES CAN VOTE   As of the Record Date, approximately 152.9 million of our common shares were
AT THE SPECIAL MEETING?    outstanding and entitled to vote. Each common share entitles the holder thereof to one vote on each of the matters to be voted upon at the Special
(Question 17: pg 9)        Meeting. As of the Record Date, the Advisor owned 10,000 of our common shares and a company owned and controlled by Messrs. Seneff and Bourne owned 12,500 of our common shares. Mr. Seneff, through his indirect ownership of our common shares and indirect and direct ownership of a majority of the outstanding shares of Advisor Common Stock, had the power to vote, as determined by the rules of the Securities and Exchange Commission ("SEC"), less than 1 percent of our outstanding common shares.

                           The Advisor and Messrs. Seneff and Bourne have advised us that each intends to vote the common shares beneficially owned by it or him for all of the proposals in the proxy statement, other than the Amended Merger Proposal. As required by the Charter, none of the Advisor, its officers or directors, our officers or directors, or any of their respective Affiliates are entitled to vote on the Amended Merger Proposal.

QUESTION:                  ANSWER:
---------                  -------
WHAT IS A QUORUM AT THE    The presence, in person or by proxy, of stockholders entitled to cast at
SPECIAL MEETING?           least 50 percent of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the Special Meeting.
(Question 18: pg 9)        Votes cast by proxy or in person at the Special Meeting will be tabulated by the inspectors of election appointed for the Special Meeting who will determine whether or not a quorum is present.

QUESTION:                  ANSWER:
---------                  -------
IF MY SHARES ARE HELD IN   Your broker will vote your shares only if you provide instructions to your
STREET NAME BY MY          broker on how to vote. You should contact your broker and ask what directions
BROKER, WILL MY            your broker will need from you. Your broker will not be able to vote your shares

BROKER VOTE MY SHARES      without instructions from you.
FOR ME?

(Question 19: pg 9)

QUESTION:                  ANSWER:
---------                  -------
WHAT IS THE EFFECT OF      With respect to the Charter Amendment Proposals, abstentions will have the
ABSTENTIONS AND BROKER     effect of a vote cast against the proposal. With respect to the Amended
NON-VOTES?                 Merger Proposal, abstentions will have no effect, provided that the total votes cast represent over 50 percent of the shares entitled to vote. If the
(Question 20: pg 9)        total votes cast represent less than 50 percent of the shares entitled to vote, abstentions will have the effect of a vote against the Amended Merger
                           Proposal. If a broker returns an executed proxy, but crosses out matters as to which the broker is not permitted to vote, then the holder is present for quorum purposes, and the effect on the vote depends upon whether the vote requirement is a majority of the votes cast (no effect) or a majority or other percentage of the votes entitled to be cast (effect of a vote against).
                           If the broker returns a properly executed proxy, but does not vote and does not abstain, the shares represented by such proxy are considered present for quorum purposes and the shares represented by such proxy will be voted in favor of all the proposals.

QUESTION:                  ANSWER:
---------                  -------
HOW WILL THE PROXIES BE    Any proxy, if it is received in time, is properly signed and is not revoked,
VOTED?                     will be voted at the Special Meeting in accordance with the directions of the stockholder signing the proxy. If no directions are specified, the proxy will
(Question 21:              be voted "FOR":
pgs 9 - 10)
                           -    the approval of the Amended Merger Proposal;
Amended Merger Proposal:
(pgs 77 - 78)              -    the approval of the Majority Vote Charter Amendment Proposal; and

Majority Vote              -    the approval of the Two-Thirds Vote Charter Amendment Proposal.
Charter Proposal:
(pg 87)

Two-Thirds Vote Charter    In addition, the proxy will be voted in the discretion of the proxy holders on any other

Proposal:                  matters that properly may be presented at the Special Meeting including
(pg 90)                    proposals to adjourn the Special Meeting with respect to proposals for which insufficient votes to approve were cast and, with respect to such proposals, to permit further solicitation of proxies by the Board.

QUESTION:                  ANSWER:
---------                  -------
CAN I CHANGE MY VOTE       Yes. There are three ways in which you can change your vote before your proxy
AFTER I HAVE MAILED MY     is voted at the Special Meeting. First, you can send our Corporate Secretary
SIGNED PROXY CARD?         a written notice stating that you revoke your proxy. Second, you can complete and execute a new proxy card that is dated later than the date of the prior
(Question 22: pg 10)       proxy card and deliver it to our Corporate Secretary at or prior to the
                           Special Meeting. Third, you can attend the Special Meeting and vote in person. Your attendance at the Special Meeting will not, however, by itself revoke your proxy; you must vote at the Special Meeting. If you hold your shares in street name and have instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions.

QUESTION:                  ANSWER:
---------                  -------
WHOM SHOULD I CALL WITH    You should call our proxy solicitor, D.F. King & Co., Inc. at 1-800-758-5880
QUESTIONS ABOUT THE        (toll free).
AMENDED MERGER OR THE
OTHER PROPOSALS BEING
VOTED ON AT THE SPECIAL
MEETING?

(Question 23: pg 10)

                                           (CNL(TM) HOTELS & RESORTS, INC. LOGO)

                              ANSWERS TO QUESTIONS:

                           SETTLEMENT

QUESTION:                  ANSWER:
---------                  -------
WHY DID I RECEIVE A        The Court authorized the Notice because you may be a member of the Purchaser
NOTICE PACKAGE?            Class, the Proxy Class, or both. If you are a member of either of the classes, you have a right to know about the proposed Settlement of the Action and about your rights, obligations and options, before the Court decides whether to approve the Settlement. The Notice package explains the Action, the
                           Settlement, your legal rights, what benefits are available, who is eligible for them, and how to get them.

QUESTION:                  ANSWER:
---------                  -------
WHO IS INCLUDED IN THE     The Court has preliminarily certified the pending class action lawsuit
CLASSES?                   ("Action") to proceed as a class action on behalf of the following two classes:

                           -    THE PROXY CLASS consisting of all stockholders of CHR who were entitled to vote on the proposals presented in CHR's proxy statement, dated June
                                21, 2004, as amended or supplemented by the additional proxy materials filed on July 7, July 8 and July 20, 2004; and

                           -    THE PURCHASER CLASS consisting of all persons who purchased or otherwise acquired CHR securities issued or offered pursuant to or by means of
                                CHR's registration statements and/or prospectuses effective between
                                August 16, 2001 and August 16, 2004, inclusive.

QUESTION:                  ANSWER:
---------                  -------
WHY IS THERE A             The Court has not finally determined the merits of named Plaintiffs' claims or
SETTLEMENT?                the defenses thereto. The notice does not imply that there has been or would be a finding of violation of the law or that recovery could be had in any amount if the action were not settled.

                           However, both sides have agreed to a settlement. In determining to enter into settlement discussions, Plaintiffs' counsel took into consideration the substantial expense and length of time necessary to prosecute the Action through trial, post-trial motions and likely appeals, and the significant risks and uncertainties in a complex Action such as this.

                           Among other things, to succeed at trial on their claims, Plaintiffs and the
                           Class would have to prove that the Proxy and CHR's registration statements and/or prospectuses contained false and misleading statements and that such statements were material. CHR has denied all such allegations and has pointed to several pages of warnings and disclosures set forth in the challenged Proxy and in its registration statements and prospectuses.

QUESTION:                  ANSWER:
---------                  -------
WHAT ARE SOME OF THE       CHR will pay a total of $35 million for the benefit of the Purchaser Class
SETTLEMENT'S BENEFITS?     according to the following timetable: $3.7 million no later than January 15,
                           2007; $15.65 million no later than January 15, 2008; and $15.65 million no later than January 15, 2009. The payments will be made payable to the order of
                           Chimicles & Tikellis LLP, as Lead Litigation Counsel, for the benefit of the
                           Purchaser Class, as Payee. In addition, CHR and its Advisor have executed an
                           Amended Merger Agreement and Advisor Fee Reduction Agreements, which contain terms more favorable to CHR and its shareholders than the Original Merger
                           Agreement and the prior advisory fee structure. CHR's directors have acknowledged that this Action was among the material factors taken into account in connection with the terms of the Amended Merger Agreement and
                           Advisor Fee Reduction Agreements.

QUESTION:                  ANSWER:
---------                  -------
HOW MUCH WILL MY           IF YOU ARE A MEMBER OF THE PROXY CLASS, you are

PAYMENT BE?                not entitled to a payment from the Cash Settlement Fund, which has been established solely for the benefit of the Purchaser Class.

                           IF YOU ARE A MEMBER OF THE PURCHASER CLASS, your share of the Net Settlement
                           Fund will be determined in accordance with the Plan of Allocation which is summarized at the end of the Notice.

QUESTION:                  ANSWER:
---------                  -------
HOW CAN I RECEIVE A        If you are a member of the Purchaser Class, you should review the summary of
PAYMENT?                   the Plan of Allocation contained at the end of the Notice. Two forms are attached to the Notice:

                           -    an INVESTMENT DATA FORM ("IDF"), which, depending on the way you acquired or disposed of your stock, may contain a summary of your investment information. You must review the IDF carefully. The information on the
                                Investment Data Form was prepared from data provided by CHR. You must submit changes and any supporting documentation requested, to be postmarked no later than November 3, 2006; and

                           -    a PROOF OF CLAIM that must be submitted by certain Purchaser Class members (if any shares were acquired by transfer or purchase from a Third
                                Party or if shares were transferred or sold to a Third Party) in order to be eligible to share in the Net Settlement Consideration with respect to the shares acquired, sold or transferred from or to a third Party. You must complete the Proof of Claim and submit it, including documentation to be postmarked no later than November 3, 2006.

                           If you purchased shares from CHR between August 16, 2001 and August 16, 2004, and held those shares as of August 16, 2004, you do NOT need to submit a Proof of Claim form. You should review the Investment Data Form and the Proof of
                           Claim and read and follow the instructions on both forms carefully.

                           If you have any questions, or needs assistance, or wish to obtain a copy of the Plan of Allocation, you may:

                           -    call (877) 318-6652 toll-free, or

                           -    send an e-mail to
                                CNLHotelsSettlement@Chimicles.com.

QUESTION:                  ANSWER:
---------                  -------
DID THE SETTLEMENT
AFFECT THE MERGER?         The Amended Merger Consideration reflects a reduction in the total merger consideration contemplated by the Original Merger Agreement of approximately
                           $307.98 million, comprised of (a) approximately $29.7 million in cash,
                           (b) approximately 26.73 million of our common shares, which number of common shares was calculated by dividing $267.3 million by a per share price of $10
                           (prior to giving effect to the one-for-two reverse stock split that became effective on August 2, 2004), and (c) the assumption of the Five Arrows Note with a then-outstanding principal amount of approximately $10.98 million. As a result of certain events and circumstances that occurred after the approval by our stockholders of the Original Merger Agreement, including various changes in the market relating to fees for comparable services provided by the Advisor to us, lower projected revenues for the Advisor, the Class Action Lawsuit, and the other factors described under "Proposal I -- The Amended Merger
                           Proposal -- Recommendations of the Special Committee and the Board of
                           Directors -- Special Committee Recommendation," the Special Committee took steps to renegotiate with the Advisor and the Advisor's stockholders the terms of the Original Merger Agreement. Specifically, the Special Committee believed that the total merger consideration contemplated by the Original Merger
                           Agreement should be renegotiated and reduced principally because:

                           -    the value of the Advisor decreased between April 29, 2004, which is the date of the Original Merger Agreement, and April 3, 2006, which is the date of the Amended Merger Agreement. Among other things, the Advisor's normalized 2005 EBITDA (as defined in the proxy statement) was approximately $18.3 million, as compared to the April 2004 projections for the Advisor's 2005 EBITDA of $41.2 million. The decrease of approximately $22.9 million, or approximately 56 percent, in the projected 2005 EBITDA, as
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
                                compared to the normalized 2005 EBITDA, is principally attributable to
                                (a) our not raising additional equity except pursuant to our Distribution
                                Reinvestment Plan ("DRP") following the withdrawal of the Underwritten
                                Offerings, which would have increased the fees payable by us to the
                                Advisor, (b) our not engaging in any acquisitions in 2005 for which we were required to pay the Advisor acquisition fees under the Advisory
                                Agreement, (c) a reduction in the Advisor's asset management fees due to a decrease in our asset base as a result of the sale of assets and a reduction in planned acquisitions, (d) the elimination from the Advisory
                                Agreement of our obligation to pay the Advisor acquisition fees related to the DRP, and (e) a reduction in acquisition fees payable by us to the
                                Advisor under the Advisory Agreement as a result of a negotiated decrease in the acquisition fee percentage from 4.5% to 3.0%, which decrease was effective as of April 1, 2005; and

                           -    the total merger consideration contemplated by the Original Merger
                                Agreement reflected, in part, the Deferred Fees (as defined in the proxy statement), which were estimated in April 2004 to be approximately $91.4 million. As discussed in greater detail below under "Proposal I -- The
                                Amended Merger Proposal -- Proceedings of the Special Committee and The
                                Board -- Summary of Special Committee Process," the Special Committee
                                determined that matters concerning the Deferred Fees should be reviewed and addressed separately by all the Independent Directors and that the
                                Amended Merger Agreement should reflect, and the Special Committee should consider, only the value of the Advisor without regard to such Deferred
                                Fees. As a result, the Amended Merger Consideration does not reflect the
                                Deferred Fees or any other fees payable by us to the Advisor pursuant to the Advisory Agreement.

                           Under both the Original Merger Agreement and the Amended Merger Agreement, we
                           were
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
                           obligated to assume and repay the Five Arrows Note. As of the date of the proxy statement relating to the Original Merger, the outstanding principal amount of the Five Arrows Note was $10.625 million. Due to the payment schedule of the Five Arrows Note, the Five Arrows Note has as of the date of this proxy statement an outstanding principal balance of $7.750 million.
                           Although the Class Action Lawsuit was pending before the Special Committee began renegotiating the Original Merger Agreement with the Advisor (and was a material factor considered by the Special Committee in its deliberations), the amount of the Amended Merger Consideration was negotiated and agreed upon in principle by us and the Advisor before we engaged in the settlement negotiations with plaintiffs' counsel that ultimately led to the Stipulation of Settlement for consideration that included the execution of the Amended
                           Merger Agreement.
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
QUESTION:                  ANSWER:
---------                  -------
HOW MUCH IS THE            Under the terms of the Stipulation, in connection with the Purchaser Class
SETTLEMENT COSTING THE     claims, the Company will pay a total of $35 million, consisting of $3.7
COMPANY?                   million to be paid by January 15, 2007, $15.65 million to be paid by January
                           15, 2008, and $15.65 million to be paid by January 15, 2009, which payments will be deposited into a settlement fund account to be administered by plaintiffs' counsel. The Company will also pay plaintiffs' counsel $5.5 million as attorneys fees and expenses associated with the allegations of the
                           Proxy Class and the derivative claims.
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
QUESTION:                  ANSWER:
---------                  -------
WHO SHOULD I CONTACT       If you have any questions, or need assistance, or wish to obtain a copy of the
WITH QUESTIONS?            Plan of Allocation, you may:

                           -    call (877) 318-6652 toll-free, or

                           -    send an e-mail to
                                CNLHotelsSettlement@Chimicles.com.
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